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                                                                    Exhibit 99.2

                              [CLAIMSNET.COM LOGO]


For more information, please contact:

Paul Miller
Claimsnet.com
(972) 458-1701
pwmiller@claimsnet.com

FOR IMMEDIATE RELEASE:

      Claimsnet.com inc. Announces Changes to Improve Financial Performance

     Management Changes, Board of Director Changes, and Operational Changes
                    Implemented; Additional Funding Received

DALLAS - March 12, 2002 - Claimsnet.com inc. (OTCBB: CLAI.OB; BSE: CLAI) today announced that a number of changes have been implemented to significantly improve the Company's financial performance, including the voluntary resignation of Bo W. Lycke as President and Chief Executive Officer and the appointment of Paul W. Miller to succeed him. The Company also announced the resignation of several directors and the election of new directors representing an investment syndicate and indicated that it is evaluating merger and acquisition opportunities.

In order to reduce executive compensation, Bo W. Lycke, Chairman of the Board, voluntarily resigned his duties as President and Chief Executive Officer. The board has appointed Paul W. Miller, who has been serving in the capacity of Chief Operating Officer and Chief Financial Officer, as the President and Chief Executive Officer.

The board of directors has accepted the resignations of Westcott W. Price, III, Ward L. Bensen, and Robert H. Brown, Jr. The board has also elected two new directors, Thomas Michel and Jeffrey Black to fill two of the vacated seats. Mr. Black and Mr. Michel are representatives of the investment syndicate that has been and continues to provide funding to the Company.

"We are pleased to now have board representation from our European investors" commented Bo W. Lycke. "We are diligently attempting to leverage the assets of Claimsnet and shareholders' equity to create improved operating and financial results."

The Company also announced that it has received $276,000 of funding since January 1, 2002 from an investment syndicate led by European professional investors. Furthermore, the Company announced that, in addition to Mr. Lycke's resignation, it recently implemented a number of staff reductions along with salary reductions for management personnel and certain employees. The expected financial impact of all personnel actions taken is a 38% reduction in compensation costs. Steps are being taken to reduce other operating expenses. The Company has also implemented new pricing to improve profit margins on current clients.


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"The continued support of our European investors has enabled Claimsnet to continue to serve our partners and clients with Internet-based software for claim processing" stated Paul W. Miller. "The Company's board or directors, management, and employees are committed to swiftly reassess our marketing strategy and business operations."

Claimsnet.com inc. is a leading provider of Internet-based, business-to-business solutions for the healthcare industry, including distinctive, advanced ASP technology for online healthcare transaction processing. Headquartered in Dallas, Claimsnet.com offers proprietary systems that are distinguished by ease of use, customer care, security and measurable cost advantages. More information on Claimsnet.com can be found at the Company's newly redesigned web site at www.claimsnet.com.

Safe Harbor Statement Under the Private Securities Litigation Act 1995 - With the exception of historical information, the matters discussed in this press release are forward looking statements that involve a number of risks and uncertainties. The actual future results of the company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions in the markets in which the Company operates, maintaining access to external sources of capital, regulatory actions, success of marketing strategies, actions of the Company's competitors, dependence on suppliers and distribution channels, the ability to retain key personnel, success in the development and market acceptance of new and existing products, and risks inherent in business-to-business use of the Internet. Further information on the Company's risk factors is contained in the Company's quarterly, annual, and other periodic reports as filed with the Securities and Exchange Commission.

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